Rule 24b-2 Confidential Treatment
                                                     Brackets Indicate Omissions
                                                                   EXHIBIT 10.10

                             O.E.M. SUPPLY CONTRACT

         THIS AGREEMENT, effective as of September 24, 1990, by and between CARBOMEDICS, INC., a corporation organized and existing under the laws of the State of Texas, with its principal office located at 1300-B East Anderson Lane, Austin, Texas 78752 ("CMI") and HELIX BIOCORE, INC., a corporation organized and existing under the laws of the State of Minnesota, with its principal office located at 3905 Annapolis Lane, Minneapolis, Minnesota 55447 (hereafter "Manufacturer").

         1. Recitals and Definitions.

                  (a) Manufacturer's Business. Manufacturer desires to be engaged in the business of designing, manufacturing and selling medical devices, including a proprietary cardiac valve prosthesis (the "Valve" as that term is defined in the development agreement of even date herewith between CMI and Manufacturer hereinafter called the "Development Agreement").

                  (b) CMI's Business. CMI is engaged in the business of manufacturing mechanical components for cardiac valve prostheses, particularly such components coated with its proprietary Pyrolite and Biolite pyrocarbon.

                  (c) Mechanical Heart Valve Components. The term "Mechanical Heart Valve Components", (hereafter "Components"), means and includes mechanical Components for use in cardiac valve prostheses manufactured by CMI according to the written specifications and drawings of the Manufacturer furnished to CMI which Components are coated with Pyrolite and Biolite. The specifications are being developed pursuant to the Development Agreement and will be attached to and made part of this Agreement as Exhibit A.

                  (d) Component Set. The term "Component Set" means an orifice, two leaflets, a stiffening ring, two lock rings, and a lock wire.

                  (e) Sewing Cuffs. Pursuant to one or more purchase orders from Manufacturer, CMI will manufacture up to [*] sewing cuffs for aortic or mitral applications.

----------------------
[*] Denotes confidential information omitted pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. The Securities and Exchange Commission granted the company's confidential treatment request in connection with this information.

                  (f) License and Option Agreements. The parties have entered into a license agreement of even date herewith (the "License Agreement") and an option agreement (the "Option Agreement) also of even date herewith.

                  (g) Consideration. Under the terms of the Development Agreement, CMI has agreed to perform certain services for Manufacturer related to the development of manufacturing processes and the testing of Components for the Valve. The parties acknowledge and agree that the research and development required to develop the Valve and bring it to commercial market is expensive. The consideration agreed to in the Development Agreement is not, in itself, sufficient to induce CMI to participate in the project outlined in the Development Agreement. CMI is unwilling to incur the expense of such a research and development project without the additional consideration of a long-term supply contract to manufacture Components for the valve in commercial quantities. Therefore, Manufacturer and CMI acknowledge and agree that a long-term supply contract is partial consideration for completion of the research and development project outlined in the Development Agreement.

         2. Purchase of Goods.

                  (a) Manufacturer agrees to purchase, during the first five Contract Years of this Agreement, at least the minimum quantity of the Components per year specified in Exhibit B attached to and made part of this Agreement. Thereafter the minimum purchase requirement each year will be at least the lower of either the minimum number of Component Sets set forth on Exhibit B or the number of valve sets actually sold and/or disposed of by any means by Manufacturer.

                  (b) Manufacturer further agrees to purchase its requirements for Components exclusively from CMI during the first five Contract Years of this Agreement. Thereafter, Manufacturer may, at its option, obtain Component Sets in excess of the minimum purchase requirements set forth in the second column on Exhibit B from a source other than CMI.

         3. Price.

                  (a) CMI agrees to supply such Components and Biolite(R) coating of sewing cuffs at the prices set forth in Exhibit B.

                  (b) CMI agrees to supply sewing cuffs at the following prices:

                  First  [*]   @    [*] each

                  Second [*]   @    [*] each

                  [*] to [*]   @    [*] each

                  (c) Prices for both Components and sewing cuffs will be adjusted for inflation, effective the first day of each Contract Year (as that term is defined in Section 14 below). The prices for the first Contract Year will be determined in accordance with the price adjustment mechanism set forth in Exhibit B. The adjusted price for each subsequent Contract Year will be the price for the prior Contract Year plus such prior price times an inflation factor equal to the 12-month average percentage increase in employment costs for private industry workers (excluding farmers) as reported on the last day of the last full calendar quarter of the prior Contract year as indicated on Table 1 of the EMPLOYMENT COST INDEX published by the Bureau of Labor Statistics of the United States Department of Labor or, if the EMPLOYMENT COST INDEX should cease to be published, any comparable category in a comparable index agreeable to both parties.

                  (d) If the EMPLOYMENT COST INDEX is not available when the first purchase order(s) in any Contract Year is issued, the price for purchases under such purchase order(s) will be retroactively adjusted.

                  (e) If the specifications and drawings for the Valve require significantly more precision to manufacture than is reflected in the drawings and specifications for the Valve as of the date hereof or if CMI determines that the Components of the Valve are significantly more difficult to manufacture than those Components CMI manufactures for its other customers, the parties will, in good faith, negotiate an increased price to reflect the increased precision and/or difficulties.

         4. Schedule. Manufacturer will purchase Component Sets in approximate equal weekly increments.

         5. Ordering Procedure.

                  (a) Purchase Orders. Sales of Components will be made pursuant to purchase orders issued by Manufacturer to CMI, specifying weekly delivery schedules by size and quantity, price extension (based on Exhibit B pricing) and method of shipment. Manufacturer will use its best efforts to maintain a uniform weekly delivery schedule in terms of size and quantity of Components ordered. Contemporaneously with the completion of activity 18 on Exhibit B in the Development Agreement, or earlier at Manufacturer's option, Manufacturer will issue purchase orders for the first 26 weeks of the term of this Agreement. Thereafter, beginning 13 weeks after the commencement of the term of this Agreement, subsequent purchase orders will be issued by Manufacturer to CMI at thirteen-week intervals, thirteen weeks in advance. Issuance of purchase orders before the completion of activity 18 on Exhibit B of the Development Agreement will not accelerate the commencement of the first Contract Year.

----------------------
[*] Denotes confidential information omitted pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. The Securities and Exchange Commission granted the company's confidential treatment request in connection with this information.

                  (b) Limitations on Quantities Ordered. In order to enable CMI to plan production and in order to assure Manufacturer a steady and predictable supply of Components, Manufacturer agrees that each new thirteen-week order for Components will not decrease by more than 10 percent from the immediately preceding thirteen-week order. The 10 percent variation will be calculated by comparing each new order(s) for Components to the immediately preceding order(s) for Components. Any new thirteen-week order which increases the immediately preceding thirteen-week order by more than 10 percent is subject to acceptance by CMI, and CMI may reject that portion of the order which exceeds 110% of the preceding order. Manufacturer may, however, increase or decrease an order by up to 40% (or 2000 Valves, if higher than 40%) over the prior thirteen-week order if Manufacturer has notified CMI of this change and issued a purchase order to reflect the increase, at least 26 weeks in advance. Notwithstanding the foregoing, CMI will use its best efforts to manufacture Components sufficient to fill Manufacturer's orders which exceed the 10 percent maximum variation limitation.

                  (c) Raw Materials. Manufacturer acknowledges that certain raw materials ("Raw Materials") which are identified on Exhibit C, attached to and made part of this Agreement, are unique to the Component and are sold in minimum quantities which may exceed a 13-week supply. Manufacturer hereby authorizes CMI to maintain a sufficient supply of Raw Materials to insure a steady production schedule.

         6. Change in Specifications. Manufacturer will have the right, from time to time, to make such changes in the specifications as it deems necessary or desirable. All such changes, however, will be made by written notice. If any change increases CMI's costs, CMI's price to Manufacturer will be increased proportionately. The effective date for all such changes will be negotiated in good faith between Manufacturer and CMI. If any inventory of Raw Materials, work in process or finished goods should become obsolete as a result of such a change, Manufacturer will reimburse CMI for the cost of such obsolete inventory on a percentage-of-completion basis.

         7. Transportation Costs. CMI will ship Components to Manufacturer f.o.b. CMI's facility (point of origin). CMI will invoice Manufacturer for each shipment the total purchase price and the cost of shipping or will charge the cost of shipment to Manufacturer's account with the carrier, at Manufacturer's option.

         8. Payment. CMI will invoice Manufacturer on shipment or completion of services, as applicable, for all amounts due under this Agreement, including without limitation amounts due under Sections 10(b) and 14. Each invoice dated within the first six months of this Agreement is due and payable at CMI's offices, within 90 days after the date of invoice. Each invoice dated within the second six months of this Agreement will be due and payable to CMI's offices within 60 days after the date of invoice. Each invoice dated after the second six months of this Agreement will be due and payable at CMI's offices within 30 days after the date of invoice. If Manufacturer is delinquent in payment of any invoices, CMI may refuse to ship, require cash in advance, letters of credit or other terms, without limiting CMI's remedies. Manufacturer will pay service charge of 1.5 percent per month or the maximum rate allowed by law, whichever is lower, on all invoiced amounts due but not paid from and after the date due.

         9. Excusable Delay or Failure to Perform. Neither party will be liable for a delay in performance of or failure to perform an obligation under this Agreement (except an obligation to make payment promptly when due), if and to the extent such delay or failure is attributable to any cause beyond the reasonable control of such party (the "affected party"). Such causes may include but are not limited to act of God, act of government, war or related actions, civil insurrection, riot, sabotage, strike or other labor difficulties, epidemic, fire, flood, windstorm, failure of suppliers, subcontractors or carriers, inability to obtain required materials or qualified labor. The affected party will give prompt notice of the cause to the other party, and will resume performance with reasonable diligence upon cessation of the cause of the delay or failure. If the affected party's performance is suspended or delayed because of the operation of this paragraph, the term of this agreement will be correspondingly extended. Six months after suspension or delay begins, whether excused or not, Manufacturer will pay CMI for all unused Raw Materials, work in process and finished goods on a percentage-of-completion basis. Upon receipt of payment, CMI will ship the finished goods and Raw Materials to Manufacturer. CMI may, however, hold all work in process in trust for Manufacturer for a period of time not to exceed 12 months after the beginning of suspension or delay. CMI and Manufacturer will each have the right to count the work in process. At the end of the 12-month period and provided Manufacturer has paid for it, CMI will destroy the work in process under the observation of representatives of Manufacturer.

         10. Inspection of Shipment and Approval by Manufacturer.

                  (a) Manufacturer's Inspection Procedures. Upon receipt by Manufacturer of any particular shipment of Components, Manufacturer will have the right to inspect each Component shipped and to submit such Components to Manufacturer's reasonable quality control procedures to determine that the Components conform to the agreed specifications. Manufacturer has the responsibility prior to commencement of manufacture of Components by CMI to describe to CMI the reasonable quality control procedures which will be adopted by Manufacturer in order that CMI, at its option, may integrate these quality control procedures of Manufacturer with those adopted by CMI to insure that the Components supplied by CMI conform to the specifications of the Manufacturer. Manufacturer reserves the right to make any reasonable change or modification in Manufacturer's quality control procedure, provided that the precision must remain within the limits of the CMI's capability to produce the Components at the agreed upon contract price and terms. If any such change or modification increases CMI's cost, CMI's price to Manufacturer will be increased. Manufacturer will notify CMI, in writing, of any such change or modification in the quality control procedure, and CMI will be allowed a reasonable time subsequent to receipt by manufacturer of such notice within which to modify CMI's quality control procedures.

                  (b) Manufacturer's Right to Reject. Manufacturer will have the right to reject Components which fail to conform to the agreed specifications and return same to CMI at Manufacturer's expense. However, in conjunction with the rejection of such Components, Manufacturer has the affirmative responsibility of providing CMI with a written, comprehensive description of the basis of the rejection by Manufacturer of the Components being returned and/or a description of the mode in which the Components being returned fail to meet Manufacturer's specification. If CMI, in its reasonable opinion and confirmed by actual test, finds that the parts rejected by the Manufacturer do not meet specifications, CMI will at its option repair or replace the rejected Component or issue a credit memo to Manufacturer for the cost of the Components returned as well as all shipment costs to and from Manufacturer. For purposes of this Agreement, Manufacturer is deemed to have accepted all Components shipped which are not affirmatively rejected by Manufacturer within the rejection period after receipt. The rejection period will be 90 days for Components received during the first 12 months, of this Agreement, and 60 days for Components received after the first 12 months of this Agreement. If, during any 3-month period, the total number of Pyrolite-coated Components returned by Manufacturer as non-conforming and subsequently determined to be in fact conforming to specifications exceeds 5 percent of the total number of Pyrolite-coated Components delivered to Manufacturer during the same period, Manufacturer will pay CMI an additional handling charge of $75.00 per Pyrolite-coated Component for each in-specification Pyrolite-coated Component in excess of that 5 percent level (subject to increase by a percentage equal to the average percent of increase in prices for the Components shown on Exhibit B as amended from time to time).

         11. Warranties. Although CMI agrees to carry out this Agreement in accordance with its standard operating practices, CMI makes no warranties of any kind, express or implied, concerning the performance of the Components or of the accuracy or completeness of any information CMI furnishes pursuant to this Agreement. Specifically, CMI MAKES NO WARRANTY OF FITNESS FOR THE PURPOSE INTENDED AND NO WARRANTY OF MERCHANTABILITY. CMI's sole responsibility will be, at CMI's option, to repair, replace or issue credit respecting any Components having defects in material and workmanship at the time of shipment by CMI, provided any such Component is returned by Manufacturer to CMI f.o.b. destination within 90 days after receipt of such Component(s), for Components received during the first 12 months of this Agreement, and within 60 days after receipt of such Components received after the first 12 months of this Agreement. This paragraph concerning warranties states CMI's entire obligation and the sole and exclusive remedy of Manufacturer and any third party claiming under Manufacturer respecting the components or any defects therein.

         12. Limitation of Liability and Indemnity.

                  (a) Limitation on CMI's Responsibility. Under no circumstances will CMI be liable or responsible for direct, incidental, consequential and/or special damages arising out of use or implantation of prostheses employing Components supplied hereunder including, but not limited to, damage to property of Manufacturer or of other persons, or for injury to or death of any person.

                  (b) Manufacturer's Responsibility. CMI will have no control over the uses to which the Components will be devoted, or over the circumstances of their use, storage, handling, distribution or application. Manufacturer will assume full responsibility with respect to the use of any Component or information furnished by CMI hereunder, and it is mutually agreed that CMI assumes no liabilities of any kind with respect to the use by Manufacturer or any third party of such Components or information.

                  (c) Hold Harmless. If Manufacturer undertakes to supply the Components to others, it does so in its own discretion and upon its own judgment as to risk. Manufacturer agrees, at its own expense, to defend, indemnify, and hold harmless CMI, its officers, agents, and employees from and against any and all claims, losses, damages, causes of action, suits and liability of every kind, including all expenses of litigation, court costs, and attorney's fees, for injury to or death of any person, or for damage to any property, arising from or out of or in connection with the design, manufacture, marketing, sale, implantation, or use of any Component supplied under this Agreement or the failure by CMI to warn Manufacturer or any person of any defect in or risk associated with a Component supplied under this Agreement, regardless of whether such injury, death, or damages are caused in whole or in part by the negligence of CMI, its officers, agents, or employees or whether CMI is determined to be strictly liable for such injury, death, or damage. It is the express intention of the parties hereto, both CMI and Manufacturer, that the indemnity obligations and liabilities assumed by Manufacturer in this paragraph be without monetary limit and without regard to causes thereof including but not limited to any failure to warn, strict liability, or the negligence of CMI, its officers, agents or employees, whether the negligence be sole, joint, or concurrent, active or passive.

                  Manufacturer further agrees, at its own expense, to defend, indemnify, and hold harmless CMI from and against any and all claims, losses, damages, causes of action, suits, and liability of every kind, including all expenses of litigation, court costs, and attorney's fees, based on a claim alleging that the Components or any of the Components infringe a patent of any third party.

                  CMI agrees, at its own expense, to defend, indemnify, and hold harmless Manufacturer from and against any and all claims, losses, damages, causes of action, suits, and liability of every kind, including all expenses of litigation, court costs, and attorney's fees, based on a claim that CMI's manufacturing processes or the materials used in the fabrication or coating of the Components infringe the patent or valid (as against CMI) trade secret of any third party.

                  (d) Product Liability Insurance. Manufacturer and any successor or assigns will maintain general liability insurance, written on an occurrence basis, during the term of this Agreement in the minimum amount of $5 million. The product liability insurance so maintained will be written by an insurance carrier acceptable to CMI, include CMI as an additional insured, and contain an endorsement to provide CMI with at least 30 days prior written notice of any cancellation, non-renewal, or coverage reduction. CMI may demand evidence of coverage at any time during the term of this Agreement. In the event Manufacturer fails to provide CMI with evidence of the product liability insurance required to be maintained pursuant to the provisions of this paragraph and the failure continues for 10 days following Manufacturer's receipt of a notice advising Manufacturer of its failure to provide such evidence, then at any time thereafter during the pendency of such failure, CMI will have the option in its sole discretion to terminate this Agreement or to purchase the insurance at Manufacturer's expense.

         13. Confidentiality. Any information to be disclosed by either party to the other pursuant to this Agreement, and which is deemed by the disclosing party to constitute confidential or proprietary information must be disclosed in writing and conspicuously labeled as confidential information of the disclosing party, or with words of similar impact. Subject to Paragraph 14(d) below, any such confidential information which is initially disclosed orally must be noted at the outset by the disclosing party as confidential information, and must be reduced to writing and submitted by the disclosing party to the receiving party within 15 business days after the original oral disclosure.

                  All information, inventions and improvements relating to pyrocarbon or coatings developed by the CMI will be the property of CMI.

                  The receiving party will hold all such information in strict confidence and will use it solely for the purposes for which it is supplied under this Agreement. The receiving party will not disclose such information to any third party or use same for the benefit of any third party. The foregoing restrictions will not apply to any information which

         (i) is not disclosed and labeled as provided in the first paragraph of this Section (except orally disclosed information for the first 15 business days thereafter, pending the submission of same in writing) or

         (ii) known to the receiving party prior to receipt thereof from the disclosing party or

         (iii) of public knowledge without breach by the receiving party of its obligations hereunder or

         (iv) rightfully received by the receiving party from a third party without restriction on disclosure or use or

         (v) disclosed by the disclosing party to a third party without restriction on disclosure or use or

         (vi) independently developed by personnel of the receiving party who have not had access to or knowledge of the contents of the disclosing party's disclosure or

         (vii) disclosed after receiving the written consent therefor of an authorized officer of the disclosing party;

provided that in the events (ii), (iii), (iv), (v), (vi) and (vii), the receiving party can demonstrate same to the reasonable satisfaction of the disclosing party.

         The restrictions on use and disclosure of information under this Section will survive the expiration or termination of this Agreement.

         14. Termination. This Agreement will become effective upon the date first written above, but the obligation to purchase the minimum quantities will not begin until the beginning of the first Contract Year. The first Contract Year will be in on the day on which CMI ships the last component set of the [*] component sets provided for in the Development Agreement. The twelve-month period beginning on such day and month each year will be called a Contract Year. Unless extended or earlier terminated as provided in this Agreement, this Agreement will continue in effect for fifteen full Contract Years.

                  (a) CMI may terminate this Agreement on five days notice if Manufacturer fails to make any payment promptly when due, or on 30 days notice if Manufacturer infringes any patent of CMI (except to the extent permitted by written license agreement) by making or having made any product or using any method covered by such patent in or in preparation for commercial sale of cardiac valve prostheses, or if Manufacturer is in default of any of its material obligations under this Agreement. CMI's remedies will not be deemed exclusive, but are in addition to any and all other remedies available at law or under this Agreement.

                  (b) Manufacturer may terminate this Agreement upon 90 days written notice to CMI if CMI defaults on any of its material obligations hereunder and such default is not cured within 30 days after CMI receives notice.

                  (c) If Manufacturer terminates this Agreement for any reason other than the default of CMI, or decides not to renew or extend this Agreement, Manufacturer will pay for all completed Components conforming to Manufacturer's specifications and pay the cost of all work in process on a percentage-of-completion basis, the cost of all expendable tooling, and the cost of any unused Raw Materials. Inventories will be disposed of as provided in Section 9.

                  (d) Sections 8, 10, 11, 12, and 13 will survive termination or expiration of this Agreement and remain in effect for the respective periods specified therein, or, if no period is specified, for a period which is reasonable in the circumstances.

                  (e) If, in any Contract Year, Manufacturer fails to meet the minimum purchase requirements set forth on Exhibit B and CMI elects not to terminate this Agreement for default, then the term of this Agreement may, at CMI's election, be extended up to two years to permit Manufacturer to make up the deficiencies. Purchase of such deficiencies will not be credited against minimum purchase requirements for any prior or subsequent year. If, because of the effects of this section, the term of this Agreement is extended beyond 15 Contract Years, the minimum purchase requirements after the fifteenth Contract Year will be determined by mutual agreement, or if no mutual agreement can be reached, will be the same as that in effect in the fifteenth Contract Year. The price for Components purchased to satisfy such deficiencies will be those in effect when the deficiency is made up.

----------------------
[*] Denotes confidential information omitted pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. The Securities and Exchange Commission granted the company's confidential treatment request in connection with this information.

                  If such failure to meet minimum purchase requirements occurs during the first five Contract Years, CMI has, at its option, the right to do any one, all, or a combination of the following as well as any other remedies that may be or become available:

                  1.       terminate the License Agreement in its entirety,

                  2. terminate the exclusive right of Helix under the License Agreement and make the Licensed Product available to others and/or itself for any purpose,

                  3. terminate the Option Agreement for the manufacturing process technology for the Licensed Product,

                  4. delay the start of the Option Period under the Option Agreement to Manufacturer by two years and/or

                  5. extend the term of the License Agreement by two years so that Manufacturer's paid up license does not become effective until the deficiency is made up.

                           CMI's waiver of any or all defaults for failure to
                  purchase the minimum requirements in one Contract Year will not limit or restrict CMI's remedies for failure of Manufacturer to meet the minimum purchase requirements in effect for a subsequent Contract Year.

         15. Quality Assurance.

         CMI's Quality Assurance Manual establishes the quality control system to be employed throughout the performance of this Agreement. A copy of this manual--with CMI's proprietary information, if any, deleted--will be made available to Manufacturer.

         16. Assignment. Neither party will have the right to assign this Agreement, in whole or in part, to any third party without the prior written consent of a duly authorized officer of the other party, which consent will not be unreasonably withheld. An attempted assignment without consent will be grounds for termination of this Agreement by such other party, without thereby affecting any rights or remedies it may have under this Agreement or at law. Notwithstanding the foregoing, either party may freely assign this Agreement to any company controlling, controlled by or under common control with that party or succeeding to the entire business of that party. This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns to which such consent, if necessary, is given.

         17. General.

                  (a) Waivers. No waiver of any right or remedy hereunder will be effective unless based upon a writing signed by the party against whom it is sought to be enforced.

                  (b) Notices. All notices required or permitted under this Agreement must be made in writing and delivered in person or by certified or registered mail, postage prepaid, addressed to the attention of the President of the other party at the respective address first written above, or such other address as may be given by notice.

                  (c) Severability. If any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such provision will be severed from this Agreement and the remaining provisions will be unaffected thereby. The parties will promptly meet and negotiate a substitute provision meeting as closely as possible the intent of the invalid or unenforceable provision and, with reasonable precision, avoiding the defects of the original provision.

                  (d) Entire Agreement. This Agreement, together with the License, Development and Option Agreements, constitutes the entire agreement and understanding between the parties in respect of the subject matter of this Agreement and supersedes all prior agreements, understanding, discussions and communications between the parties respecting such subject matter. No modification of this Agreement will be effective unless made in writing signed by a duly authorized officer of each party, except as otherwise expressly permitted herein. Nothing in this Agreement will limit the scope of subsequent, written agreements, signed by both parties, related to nondisclosure of confidential information. In the event of a conflict between this Agreement and the terms and conditions contained in Manufacturer's purchase orders, the terms of this Agreement will control.

                  (e) Governing Law. This Agreement has been entered into under the laws of the State of Texas and will be governed by and construed in accordance with those laws.

                  Executed by the parties as of the day and year first written above.

MANUFACTURER:                            CARBOMEDICS, INC.

By /S/ M.A. Villafana                       By /S/ Terry Marlatt
                                            Terry Marlatt, President


Typed Name  M.A. Villafana

Title CEO




                                 SPECIFICATIONS

To be mutually agreed upon upon completion of the Program as defined in the Development Agreement.




                                    EXHIBIT A


                          PRICE AND QUANTITY SCHEDULES

                 MINIMUM PURCHASE REQUIREMENTS PER COMPONENT SET

                           Contract Year            # Sets Per Year(1)
                           -------------            ---------------

                  First Contract Year                      [*]
                  Second Contract Year                     [*]
                  Third Contract Year                      [*]
                  Fourth Contract Year                     [*]
                  Fifth Contract Year                      [*]

                  Sixth(2)Contract Year                    [*]
                  Seventh Contract Year                    [*]
                  Eighth Contract Year                     [*]
                  Ninth Contract Year                      [*]
                  Tenth Contract Year                      [*]
                  Eleventh Contract Year                   [*]
                  Twelfth Contract Year                    [*]
                  Thirteenth Contract Year                 [*]
                  Fourteenth Contract Year                 [*]
                  Fifteenth Contract Year,                 [*]




                                    EXHIBIT B
---------------
(1) Purchase requirements and/or actual purchases for each Contract Year are independent of those for prior or succeeding years.

(2) The minimum purchase requirements for the first through the fifth years determine Licensee's right to receive a paid-up exclusive license to Licensed Product and an option to license the Licensed Process. Beginning in the sixth year and continuing through the fifteenth year, the minimum purchase requirement each year will be the lower of either the minimum number of per year set forth in the second column above or the number valves sold and/or disposed of by any means by manufacturer. Amounts in excess of the minimum purchase requirements set forth in the second column above are not required to be purchased CMI in the sixth year and thereafter.

[*] Denotes confidential information omitted pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. The Securities and Exchange Commission granted the company's confidential treatment request in connection with this information.






                                   BASE PRICES



[*]


                                PRICE ADJUSTMENTS

The prices set forth on this Exhibit B are based upon the cost of manufacture of Components for the Valve as of the date of this Agreement. The base price for a Component Set as of the date of this Agreement is [*] adjusted to reflect volume discount. The actual sales price to Manufacturer will be adjusted for each 12-month period prior to the first Contract Year so that the first Contract Year reflects the impact of inflation, if any, between the date of this Agreement and the date of first sales under this Agreement with a pro rata adjustment of any period less than twelve months. To make such adjustment, CMI will use an inflation factor equal to the 12-month average percentage increase in employment costs for private industry workers (excluding farmers) as reported on Table 1 of the EMPLOYMENT COST INDEX published by the Bureau of Labor Statistics of the United States Department of Labor or, if the EMPLOYMENT COST INDEX should cease to be published, any comparable category in a comparable index agreeable to both parties. Such inflation factor will be that reported on the last day of the calendar quarter in which this Agreement is dated and on the anniversary of each such last day ("Adjustment Period(s)"). If the first Contract Year begins before the completion of an Adjustment Period, the inflation factor will be that reported on the last day of the last full calendar quarter before the start of the first Contract Year, adjusted pro rata.






                                    EXHIBIT B
------------------
[*] Denotes confidential information omitted pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. The Securities and Exchange Commission granted the company's confidential treatment request in connection with this information.




                                  L.D.C. CLAUSE

On purchasing a minimum of [*] non-L.D.C. valve sets per Contract Year, Manufacturer is eligible to purchase valve sets, sold for sale and implantation in less developed countries ("L.D.C.") at the price in effect at the time of purchase for purchases of [*] Component Sets or more. To permit verification of purchases eligible for L.D.C. pricing, Manufacturer will provide CMI with copies of valid purchase orders from hospitals or distributors, as applicable, together with written certifications by Manufacturer's Chief Executive Officer that such valve sets were sold to hospitals or distributors in and for the less developed country identified on the respective purchase order.

For purposes of this clause, less developed countries will be countries other than Canada, United States and Territories, Japan, South Korea, Australia, New Zealand, South Africa, United Kingdom, Ireland, Norway, Sweden, Finland, Denmark, Netherlands, Belgium, Germany, France, Switzerland, Austria, Italy, Turkey, Spain, Portugal, and Luxemburg.

Transferring of valves purchased under the L.D.C. Clause into non-L.D.C. countries will be deemed a breach of this clause and allow for CMI's immediate cancellation of this clause from the Agreement. On cancellation, all pricing on orders in process for Manufacturer at CMI for L.D.C. valve sets will immediately revert to the standard price in effect for non-L.D.C. valve sets.

L.D.C. valve sets will apply against minimum purchase requirements, but will not apply toward quantity discount pricing in a Contract Year.





                                    EXHIBIT B
-----------------
[*] Denotes confidential information omitted pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. The Securities and Exchange Commission granted the company's confidential treatment request in connection with this information.




                                  RAW MATERIALS

                  AXF5Q-20W Graphite
                  AXFQ Graphite
                  Ti-6Al-4V ELI





                                    EXHIBIT C